UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2015

ARROWHEAD RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21898	46-0408024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 S. Lake Avenue, Suite 1050, Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders of Arrowhead Research Corporation (the “Company”) at the 2015 Annual Meeting of Stockholders held on March 3, 2015.

•	Election of six directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

•	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for fiscal 2014;

•	Ratification of Rose Snyder & Jacobs as independent auditors of the Company for the fiscal year ended September 30, 2015.

A proposal to divide the Company’s Board of Directors into three classes with directors in each class serving staggered three year terms was withdrawn prior to the meeting. Although a majority of the shares voted were cast in favor of the proposal, the total number of shares voted was less than the affirmative vote of 50% of outstanding shares that is required to adopt the staggered board. Accordingly, it would not be possible to approve the proposal with the limited number of votes actually cast.

As of January 9, 2015, the record date for the Annual Meeting, the Company had 54,733,264 shares of its common stock outstanding and entitled to vote. In addition, there were 3,987,206 common shares issuable upon conversion of Series B and Series C preferred stock that were entitled to vote at the meeting. At the Annual Meeting, 58,720,470 shares were present in person or represented by proxy and entitled to vote. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

NAME	FOR	WITHHELD	NON VOTES
Christopher Anzalone	21,951,813	516,522	20,105,444
Mauro Ferrari	20,688,882	1,779,483	20,105,444
Edward W. Frykman	18,224,367	4,243,998	20,105,444
Douglass Given	19,043,972	3,424,393	20,105,444
Charles P. McKenney	18,264,973	4,203,392	20,105,444
Michael S. Perry	20,482,444	1,985,921	20,105,444

Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for the 2014 fiscal year

13,198,948 FOR 8,980,315 AGAINST 289,102 ABSTAIN 20,105,444 NON VOTES

The proposal was approved.

Ratification of Rose, Snyder & Jacobs as Arrowhead’s independent public accounting firm

41,329,603 FOR 884,864 AGAINST 359,342 ABSTAIN

The appointment was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Jane Davidson
Jane Davidson
Corporate Secretary

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